Exhibit 99.1

For Immediate Release

American Lorain Corporation Reports Results for the Fourth Quarter and Full Year, 2009

JUNAN COUNTY, China, March 29, 2010/ PR Newswire-First Call--American Lorain Corporation (NYSE Amex: ALN) ("American Lorain" or the "Company"), an international processed snack foods, convenience foods, and frozen foods company based in the Shandong Province, China, today announced its fourth quarter and full year financial results for the year ended December 31, 2009.

Fourth Quarter 2009 Highlights

  Revenue for the fourth quarter 2009 was $62.9 million, up 11.0% for the quarter.
  Operating income was $9.4 million, up 9.1% from the previous year.
  Net income was $6.3 million, a decrease of 1.5% versus prior year.
  EPS was $0.24 for the quarter ended December 31, 2009

Fiscal Year 2009 Highlights:

  Revenue was $146.8 million, up 10.9% from the year ended December 31, 2008; Company results fall in line with preannounced 2009 revenues of $146 million to $148 million.
  Operating income was $22.6 million, up 8.0% from the previous year.
  Net income was $14.4 million, a decrease of 2.0% versus prior year meeting guidance.
  EPS was $0.55

“During 2009, we were able to innovate by developing and launching new products, expand our production capacity, grow our customer base and adopt new distribution and marketing strategies, which has laid a foundation for future growth opportunities. Despite a challenging year for food manufacturers in China and particularly those with export exposure, we were able to generate modest growth for the year while positioning the company to grow at a faster rate in 2010.” concluded Chairman Chen.

Fourth Quarter 2009 Results

Revenues in the fourth quarter of 2009 reached $62.9, an increase of 11.0% over the same period prior year, with the growth driven by sales of Lorain®-branded convenient foods which accounted for 26.2% of total revenues versus 16.5% in the fourth quarter of 2008. Throughout the fourth quarter of 2009, the Company accelerated the number of new retail locations added to its sales network, increasing the total number of new stores by 67% from approximately 2,100 on September 30, 2009 to approximately 3,500 on December 31, 2009.

Gross profits for the quarter were $13.1 million, a decrease of 8.0% versus the same period in 2008. The decrease in gross profits was attributable to higher raw material costs and a decline in export sales and revenues generated by American Lorain’s international distribution base to 42 countries. Gross margins were 22.4% compared to 23.5% in the fourth quarter of 2009 and 2008, respectively.

Operating income for the quarter increased 9.1% to $9.4 million versus $8.6 million the same period in the prior year, with operating margins of 15.5% and 15.8% for the fourth quarter of 2009 and 2008, respectively. Sales, marketing and general and administrative expenses for the fourth quarter of 2009 were $3.7 million, a decrease of 33.9% from the same period in the prior year.

Net income for the quarter was $6.3 million, a reduction of 1.5% versus the same period in the prior year. In 2009, American Lorain’s blended tax rate was 21.6% for the year versus a blended tax rate of 16.1% the Company maintained throughout 2008. Earnings per share were $0.24 based on 26.3 million diluted shares versus $0.25 in the fourth quarter of 2008 based on 25.3 million diluted shares.

Fiscal Year 2009 Results

American Lorain met its preannounced revenue goal of $146.0 to $148.0 million for the 2009 year by reporting $146.8 million in net revenues, up 10.9% from $132.4 million for the year ended December 31, 2008. American Lorain’s convenience food product line, which features ready-to-eat (RTE) and ready-to-cook (RTC) foods, was a focus segment for 2009 and yielded revenues of $34.6 million, a $8.9 million or 34.5% increase, year over year. Convenience food sales as a percentage of overall revenues increased to 23.6% for 2009 versus 19.4% in 2008. Chestnut-based snack foods and products remain the largest contributor of revenues for American Lorain as approximately 60.7% of American Lorain revenues are generated from the sales of its more than 50 varieties of chestnut-based products. Sales for the chestnut segment increased 7.3% to $89.1 million in 2009 from $83.0 million in 2008. American Lorain’s frozen food segment contributed $23.0 million in sales for the year, a decrease of 2.4% from the prior year. In 2009, American Lorain deployed a strategy to reduce its sales and marketing efforts on lower-margin frozen foods to focus more resources on higher margin chestnut and convenience food products.

American Lorain maintains a diverse network of customers throughout 26 provinces in China and 42 countries around the world. In 2009, 70.5% of the Company’s sales were generated from its 36 sales offices in China who sell Lorain-branded products to more than 3,500 retail points in China. 29.5% of American Lorain’s revenues are generated from its sales to 42 countries. Key markets in Asia, including Japan and South Korea, accounted for 79.7% of the Company’s export sales. Secondary markets in Europe, the Middle East and North America accounted for the remaining 20.3% of export sales revenues.

Costs of goods sold were $114.1 million, an increase of 12.7% year over year. The increase in costs of goods sold is attributable to the overall increases in revenues during 2009 and the higher raw material cost. Gross profits increased 5.0% to $32.7 million for the period ended December 31, 2009. Gross profit margins were 22.3% versus 23.5% in the corresponding period. Operating income totaled $22.6 million in 2009, an 8.0% increase from $20.9 million in the previous fiscal year. The Company’s operating margin was 15.4% compared to 15.8% in the prior year.

Net income for the year ended December 31, 2009 was $14.4 million, a 2.0% decrease from $14.7 million during 2008. Net margins were 9.8% and 11.1% for 2009 and 2008, respectively. Earnings per share were $0.55 compared to $0.58 per diluted share for the periods ended December 31, 2009 and 2008 respectively, and based on 26.3 million and 25.2 million diluted shares outstanding for reach respective year.. The Company’s income tax rate increased to a blended tax rate of 21.6% in 2009versus 16.1% in 2008, as a result of tax law changes in China.

“2009 was one of our most challenging years as we addressed a very uncertain global environment while implementing strategies that allows us to focus more resources on our core products and high-growth areas in our business,” continued Si Chen, Chairman and CEO of American Lorain. “Our bean convenience product line has received very favorable market acceptance during its launch as evidenced by increased month over month sales in 2009 and 2010. An advertising program featuring a well known movie and entertainment artist in Asia, Su Youpeng, has been very well received in the market and we anticipate our various bean products will become a leader in our convenience food product segment. We continue to work with more local distributors and agents to help speed the delivery of our goods to new market places as we pursue meaningful “Greenfield” opportunities. We are confident that both these initiatives will help us meet our guidance for the 2010 year and drive future growth,” Chairman Chen concluded.

Financial Condition

As of December 31, 2009, the Company had $12.1 million in cash versus $2.8 million at the end of 2008. Working capital was $49.9 million, up from $23.9 million as of December 31, 2008. Accounts receivable were $23.0 million, compared to $25.3 million as of December 31, 2008, with corresponding Day Sales Outstanding (DSO) in 2009 decreasing to 57 days versus 70 days for the same period in 2008. Current liabilities were $46.8 million compared to $39.7 million and Shareholder’s Equity was $94.7 million, a 40.3% increase from $67.5 million as of December 31, 2008. The Company has $35.5 million in short term loans on December 31, 2009 with a weighted average interest rate of 7.0%, which is used for working capital requirements during the year.

2009 and Recent Highlights

  In October of 2009, the Company completed a private placement transaction which yielded $12 million in proceeds. The capital was earmarked for marketing and advertising initiatives for the chestnut and convenience foods product lines and working capital needs.
  In January of 2010, American Lorain announced shelf placements for its chestnut products to two marquee supermarket chains in China; Watson Group of 300 convenience stores and approximately 100 Jiadeli® supermarkets stores in China.
  On January 29, 2010, the Company filed a Form S-3 registration statement for $100.0 million for working capital and future expansion capital needs.
  In February of 2010, American Lorain announced it has surpassed more than 3,500 retail point locations in China and targeted 5,000 retail locations by the end of 2010.
  In March of 2010, American Lorain attended the Hostex Food Show in Japan where it launched several new products to this important export market for the Company.

2010 Guidance

American Lorain has provided 2010 guidance of $182.0 to $190.0 million in revenues or 24.1% -29.5% organic growth for the year. The Company also provided net income guidance of $17.8 -$19.0 million in net income which will represent 23.6% - 31.9% growth year over year.

About American Lorain Corporation

American Lorain Corporation is a Nevada corporation that develops, manufactures and sells various food products. The Company's products include chestnut products, convenience food products and frozen food products. The Company currently sells over 230 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its four direct and indirect subsidiaries and one leased factory located in China. For further information about American Lorain Corporation, please visit the Company's website at http://www.americanlorain.com.

Forward-looking statements:

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and capital expenditures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current downturn in the worldwide economy; our ability to obtain adequate supplies of raw materials; our ability to manage our expansion strategy; changes in foreign currency exchange rates; government regulation; difficulties in new product development; changing consumer tastes in disparate markets worldwide and our ability to address those changes; our ability to attract and retain highly qualified personnel; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the company:
American Lorain Corporation
Alan Jin, CFO
Tel: +86-539-731-7959
Email: alanjin@americanlorain.com
Web: http://www.americanlorain.com

Investor relations:
John Mattio, SVP
HC International, New York
Tel: +1-203-616-5144
Email: john.mattio@hcinternational.net
Web: http://www.hcinternational.net

AMERICAN LORAIN CORPORATION

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
(Stated in US Dollars)
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$12,111,532	$2,841,339
Restricted cash	1,299,889	3,715,998
Short-term investment	7,320,248	113,069
Trade accounts receivable	23,025,772	25,293,326
Other receivables	7,837,675	5,107,719
Related party receivable	603,116	-
Inventory	26,400,117	24,827,922
Advance to suppliers	16,938,872	415,009
Prepaid expenses and taxes	905,266	1,228,648
Deferred tax asset	199,867	-
Total current assets	$96,642,354	$63,543,030

Property, plant and equipment, net	41,280,407	40,201,686
Land use rights, net	3,871,547	3,950,927
Deposit	16,088	-
TOTAL ASSETS	$141,810,396	$107,695,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$35,488,212	$14,414,996
Notes payable	-	5,208,485
Accounts payable	2,614,515	6,072,883
Taxes payable	2,235,341	2,926,793
Accrued liabilities and other payables	6,422,492	10,291,237
Customers deposits	13,842	748,732
Total current liabilities	$46,774,402	$39,663,126

Long-term bank loans	294,873	576,975

TOTAL LIABILITIES	$47,069,275	$40,240,101

	12/31/2009	12/31/2008

STOCKHOLDERS’ EQUITY
Preferred Stock, $.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2009 and 2008	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 30,240,202 and 25,172,640 shares issued and outstanding as of December 31, 2009 and 2008, respectively	30,240	25,172
Additional paid-in capital	35,268,603	24,187,019
Statutory reserves	8,895,477	5,438,723
Retained earnings	38,455,349	27,503,991
Accumulated other comprehensive income	6,068,569	5,178,616
Non-controlling interests	6,022,883	5,122,021
	$94,741,121	$67,455,542

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$141,810,396	$107,695,643

AMERICAN LORAIN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Stated in US Dollars)
	2009	2008

Net revenues	$146,772,442	$132,360,317
Cost of revenues	(114,064,067)	(101,213,340)
Gross profit	$32,708,375	$31,146,977

Operating expenses
Selling and marketing expenses	(6,454,953)	(6,166,248)
General and administrative expenses	(3,646,815)	(4,047,988)
	(10,101,768)	(10,214,236)

Operating income	$22,606,607	$20,932,741

Government subsidy income	355,656	328,687
Interest income	73,186	99,411
Other income	175,117	251,317
Other expenses	(327,281)	(161,726)
Interest expense	(3,351,606)	(2,769,597)
	(3,074,928)	(2,251,908)

Earnings before tax	$19,531,679	$18,680,833

Income tax	(4,222,705)	(3,003,265)

Net income	$15,308,974	$15,677,568

Net income attributable to:
- Common stockholders	14,408,112	14,703,378
- Non-controlling interests	900,862	974,190
	15,308,974	15,677,568

Earnings per share
- Basic	$0.55	$0.58
- Diluted	0.55	0.58

Weighted average shares outstanding
- Basic	26,075,413	25,172,640
- Diluted	26,264,794	25,172,640

AMERICAN LORAIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
(Stated in US Dollars)
	2009	2008
Cash flows from operating activities
Net income	$15,308,974	$15,677,568
Stock and share based compensation	166,398	-
Depreciation	1,270,783	1,273,935
Amortization	202,539	158,428
(Increase)/decrease in accounts & other receivables	(1,800,407)	9,802,709
(Increase)/decrease in inventories	(1,572,195)	(6,924,578)
(Increase)/decrease in prepayments	(16,200,484)	4,631,069
Decrease/(increase) in deferred tax asset	(199,867)	-
Prior year adjustment	-	(244,135)
Increase/(decrease) in accounts and other payables	$(8,018,565)	(4,866,556)
Net cash (used in)/provided by operating activities	(10,842,825)	$19,508,440

Cash flows from investing activities
Purchase of plant and equipment	(1,868,300)	(13,928,921)
Payment of construction in progress	(481,203)	(3,524,520)
Decrease/(increase) in restricted cash	2,416,109	(1,694,159)
Payments for the purchase of land use rights	(123,157)	(1,062,334)
Payments for rental deposit	(16,088)	-
Purchase of land for short-term investment	(7,312,935)	--
Sales/(purchase) of securities	105,756	(105,823)
Net cash used in investing activities	$(7,279,819	$(20,315,757))

Cash flows from financing activities
Issue of common stock	10,920,254	-
Payment of notes	(5,208,485)	-
Proceeds from notes	-	2,474,041
Proceeds from bank borrowings	73,132,782	474,433
Repayment of bank borrowings	(52,341,668)	(9,662,508)
Net cash provided by/(used in) financing activities	$26,502,883	$(6,714,034)

Net in cash and cash equivalents (used)/sourced	8,380,239	(7,521,351)

Effect of foreign currency translation on cash and cash equivalents	889,953	3,592,717

Cash and cash equivalents–beginning of year	2,841,339	6,769,973

Cash and cash equivalents–end of year	$12,111,532	$2,841,339

Supplementary cash flow information:
Interest received	73,186	99,411
Interest paid	3,351,606	2,769,597
Income taxes paid	$4,174,385	$3,003,265